EXHIBIT 10.1

ADDENDUM IX

TO

SPRINT PCS MANAGEMENT AGREEMENT AND

SPRINT PCS SERVICES AGREEMENT

Amending these agreements further

Dated July 31, 2004

Manager:                                           UbiquiTel Operating Company

Service Area BTAs:

Anderson, IN (partial)  #15

Bakersfield, CA  #28

Bloomington-Bedford, IN  #47

Boise-Nampa, ID  #50

Bowling Green-Glasgow, KY  #52

Chico-Oroville, CA  #79

Cincinnati, OH (partial)  #81

Clarksville, TN-Hopkinsville, KY  #83

Columbus, IN  #93

Eureka, CA  #134

Evansville, IN  #135

Fresno, CA  #157

Idaho Falls, ID  #202

Indianapolis, IN (partial)  #204

Las Vegas, NV (partial)  #245

Lewiston-Moscow, ID  #250

Logan, UT  #258

Louisville, KY (partial)  #263

Madisonville, KY  #273

Merced, CA  #291

Modesto, CA  #303

Owensboro, KY  #338

Paducah-Murray-Mayfield, KY  #339

Pocatello, ID  #353

Provo-Orem, UT (partial)  #365

Redding, CA  #371

Reno, NV  #372

Richmond, IN  #373

Sacramento, CA (partial)  #389

St. George, UT  #392

Salt Lake City-Ogden, UT (partial)  #399

Spokane, WA  #425

Stockton, CA  #434

Terre Haute, IN (partial)  #442

Twin Falls, ID  #451

Vincennes-Washington, IN  #457

Visalia-Porterville-Hanford, CA  #458

Yuba City-Marysville, CA (partial)  #485

The parties to this Addendum IX (this “Addendum”) executed the Sprint PCS Management Agreement, the Sprint PCS Services Agreement, the related Trademark License Agreement and the Schedule of Definitions on October 15, 1998.

The Management Agreement, Services Agreement, Trademark License Agreements and the Schedule of Definitions were amended by:

(1)                                  Addendum I dated as of October 15, 1998,

(2)                                  Addendum II dated as of December 28, 1999,

(3)                                  Addendum III dated as of February 14, 2000,

(4)                                  Addendum IV dated as of April 5, 2000,

(5)                                  Addendum V dated as of June 6, 2000,

(6)                                  Addendum VI dated as of February 21, 2001,

(7)                                  Addendum VII dated as of July 31, 2003, and

(8)                                  Addendum VIII dated as of November 7, 2003.

The purposes of this Addendum IX are to amend the Services Agreement and the Schedule of Definitions.

The terms and provisions of this Addendum control over any conflicting terms and provisions contained in the Management Agreement, the Services Agreement, the Trademark License Agreements and the Schedule of Definitions.  The Management Agreement, the Services Agreement, the Trademark License Agreements, the Schedule of Definitions and all prior addenda continue in full force and effect, except for express modifications made in this Addendum.  This Addendum does not change the effective date of any prior amendment made to the Management Agreement, the Services Agreement, the Trademark License Agreements or the Schedule of Definitions through previously executed addenda.

Capitalized terms used and not otherwise defined in this Addendum have the meaning ascribed to them in the Schedule of Definitions or in prior addenda.  Section and Exhibit references are to sections and Exhibits of the Services Agreement unless otherwise noted.

The parties are executing this Addendum as of the date noted above, but this Addendum will be deemed to have been effective on March 1, 2004 (the “Effective Date”).

On the Effective Date, the Services Agreement and the Schedule of Definitions are amended as follows:

A.                                    New Amendments.

Services Agreement

1.                                      Changes to Article 2 [Addm VIII, §32; revised by this Addendum].  Section 32 of Addendum VIII is deleted.  Article 2 of the Services Agreement is amended and restated in its entirety to read as follows:

2.                                      SERVICES

2.1                               Services.

2.1.1                     Services.    Subject to the terms of this agreement, through December 31, 2006, Manager will obtain the services set forth on Schedule 2.1.1 attached to this agreement (“Services”) from Sprint Spectrum in accordance with this section 2.1, and Sprint Spectrum will provide all or none of the Services.    For purposes of clarification, as of the Effective Date of Addendum IX through December 31, 2006, Sprint Spectrum is providing all of the Services to Manager and Sprint Spectrum will not provide individual Services.

The fees charged for the Services and the process for setting the fees charged for the Services are set forth in section 3.2.  Sprint Spectrum may designate additional Services upon at least 60 days’ prior written notice to Manager by providing an amended Schedule 2.1.1 to Manager in accordance with the provisions of section 9.1.

Without Manager’s prior written consent, neither Sprint Spectrum nor any of its Related Parties will require Manager to pay for:

(A)                              any of those additional CCPU Services or CPGA Services to the extent that they are the same as or functionally equivalent to any service or benefit that Manager currently receives from Sprint Spectrum or its Related Parties or Sprint PCS or its Related Parties but for which Manager does not pay a separate fee immediately after the Effective Date, or

(B)                                any other additional CCPU Services or CPGA Services through December 31, 2006. After that date the fee for those other additional Services will be included in the fees for CCPU Services and CPGA Services.

2.1.2                     Discontinuance of Services.    If Sprint Spectrum determines to no longer offer a Service, then Sprint Spectrum must

(i)                                     notify Manager in writing a reasonable time before discontinuing the Service, except Sprint will notify Manager at least 9 months before Sprint plans to discontinue a significant Service (e.g., billing, collection and customer care).

(ii)                                  discontinue the Service to all Other Managers.

If Manager determines within 90 days after receipt of notice of discontinuance that it wants to continue to receive the Service, Sprint Spectrum will use commercially reasonable efforts to:

(a)                                  help Manager provide the Service itself or find another vendor to provide the Service, and

(b)                                 facilitate Manager’s transition to the new Service provider.

The fees charged by Sprint Spectrum for the CCPU Services and CPGA Services will be reduced by any fees payable by Manager to a vendor or new Service provider in respect of discontinued CCPU Services and CPGA Services, if (x) Sprint Spectrum procures such CCPU Services or CPGA Services from a vendor or a new Service provider and bills those items as Settled-Separately Manager Expenses (as defined in subsection 3.2.5 of this agreement), or (y) Manager procures such CCPU Services or CPGA Services from a vendor or a new provider of Services, or (z) Manager self-provisions the Service.  No adjustment to the fees will be made if Sprint Spectrum discontinues a CCPU Service or CPGA Service and Sprint Spectrum does not provide the CCPU Service or CPGA Service to end users.

2.1.3                     Performance of Services.    Sprint Spectrum may select the method, location and means of providing the Services.  If Sprint Spectrum wishes to use Manager’s facilities to provide the Services, Sprint Spectrum must obtain Manager’s prior written consent.

2.2                               Third Party Vendors.  Some of the Services might be provided by third party vendors under arrangements between Sprint Spectrum and the third party vendors.  In some instances, Manager may receive Services from a third party vendor under the same terms and conditions that Sprint Spectrum receives those services.  In other instances, Manager may receive Services under the terms and conditions set forth in an agreement between Manager and the third party vendor.

2.                                      Changes to Article 3 [Addm VIII, §33; revised by this Addendum].  Section 33 of Addendum VIII is deleted.  Article 3 of the Services Agreement is amended and restated in its entirety to read as follows:

3.                                      FEES FOR SERVICES

3.1                               Services.  Manager will pay Sprint Spectrum a fee for the Services provided by or on behalf of Sprint Spectrum now or in the future, subject to Section 2.1.1.  Manager may not obtain these Services from other sources, except as provided in this agreement.

If an accounting classification change has the effect of moving a Service from a CCPU Service or CPGA Service to a Settled-Separately Manager Expense, the fees for the CCPU Services or CPGA Services, as applicable, charged by Sprint Spectrum will be reduced by the fees payable by Manager for the new Settled-Separately Manager Expense.

3.2                               Fees for Services.

3.2.1  Initial Pricing Period.  The fees Manager will pay Sprint Spectrum for the CCPU Services and CPGA Services provided to Manager by or on behalf of Sprint Spectrum each month from the Effective Date of Addendum IX until December 31, 2006 (“Initial Pricing Period”), will be:

(a)  for the CCPU Services: an amount equal to $7.63 multiplied by the Number of Customers in Manager’s Service Area, and

(b)  for the CPGA Services: an amount equal to the Gross Customer Additions in Manager’s Service Area multiplied by the lesser of (1) $23.00 or (2) an amount equal to the product of (i) Sprint’s long-term forecasted CPGA and (ii) the percentage used to calculate the initial fee under section 3.2.1(b), as amended by Addendum VIII, as of the Effective Date of that Addendum VIII.  The parties agree that the calculation described in (2) results in an amount equal to $19.00.

The fees will be paid as set forth in section 10 of the Management Agreement.

3.2.2  Pricing Process.   The parties will reset the amounts under subsections 3.2.1(a) and (b) after the Initial Pricing Period ends.  Each subsequent pricing period will last three years (if Manager continues to use Sprint Spectrum or a Related Party to provide these Services) with, for example, the second pricing period beginning on January 1, 2007 and ending on December 31, 2009.

The process for resetting the amounts is as follows:

(a)  Sprint Spectrum will give Manager proposed CCPU and CPGA amounts by October 31 of the calendar year before the calendar year in which the then current pricing period ends (e.g. if the pricing period ends on December 31, 2006 then the amounts have to be presented by October 31, 2005).  The proposed amounts will be based on the amount necessary to recover Sprint PCS’ reasonable costs for providing the CCPU Services and CPGA Services to Manager and the Other Managers.  Manager’s representative and the Sprint PCS representative will begin discussions regarding the proposed CCPU and CPGA amounts within 20 days after Manager receives the proposed CCPU and CPGA amounts from Sprint Spectrum.

(b)  The fee Manager will pay Sprint Spectrum for the CCPU Services provided to Manager by or on behalf of Sprint Spectrum each month beginning on January 1, 2007 until December 31, 2008 under the pricing process described in this section 3.2.2 will not exceed $8.50 per subscriber multiplied by the Number of Customers in Manager’s Service Area.

(c)  If the parties do not agree on new CCPU and CPGA amounts within 30 days after the discussions begin, then Manager may escalate the discussion to the Sprint PCS Chief Financial Officer or Sprint Spectrum may escalate the discussion to Manager’s Chief Executive Officer or Chief Financial Officer.

(d)  If the parties cannot agree on the new CCPU and CPGA amounts through the escalation process within 20 days after the escalation process begins, then Manager may either

(i)                                     submit the determination of the CCPU and CPGA amounts to binding arbitration under section 14.2 of this agreement, excluding the escalation process set forth in section 14.1 and continue obtaining all of the CCPU Services and CPGA Services from Sprint Spectrum at the CCPU and CPGA amounts the arbitrator determines, or

(ii)                                  procure from a vendor other than Sprint Spectrum or self-provision all of the Services.

By December 1, 2006, the parties will agree on a service level agreement for customer care services and collection services (“Customer-Related Services”)

that will apply to Customer-Related Services delivered by Sprint Spectrum starting on January 1, 2007.  If the parties cannot agree on a service level agreement by December 1, 2006, either party may submit a proposed service level agreement to binding arbitration under section 14.2 of the Management Agreement, excluding the escalation process set forth in section 14.1.  If the arbitration concludes after January 1, 2007 the service level agreement, as agreed upon through the arbitration process, will be effective as of January 1, 2007.   The agreement will set forth 5 metrics for Customer-Related Services and will provide that Sprint Spectrum will use commercially reasonable efforts to meet the industry averages for those metrics as in effect on December 1, 2006.  The 5 metrics are:

(a)                      Service Grade Rate defined as percentage of calls answered in 60 seconds or less after the customer enters the call queue.

(b)                     Average Hold Time defined as average time a customer waits to talk to a customer service representative once the customer enters the call queue.

(c)                      Abandoned Call Rate defined as the percentage of calls that disconnect prior to talking to a customer service representative after the customer enters the call queue.

(d)                     Net Write-Offs Rate defined as monthly write-offs of accounts receivable, net of customer deposits, divided by monthly subscriber revenue.

(e)                      Past-Due Accounts Receivable Aging Rates defined as percentage of accounts receivable greater than 60 days from due date.

The service level agreement will provide that Sprint Spectrum will give Manager a quarterly report on the above metrics.  Beginning in 2008, Manager will have the right to opt out of Sprint Spectrum providing the Customer Related Services if the average of the metrics reflected in the four quarterly reports for the prior calendar year indicate that Sprint Spectrum is not in compliance with any 2 of the 5 metrics.  To exercise the opt-out right, Manager must give its opt-out notice to Sprint Spectrum during the first quarter of any calendar year that Manager has an opt-out right.   Upon receipt of an opt-out notice, Manager and Sprint Spectrum will use commercially reasonable efforts to transition the Customer-Related Services to Manager or a third party vendor within 9 months after the opt-out notice date.  Upon the parties’ completion of the transition, the parties will agree to an adjustment to the CCPU Service Fee being charged by Sprint Spectrum to Manager.  If the parties cannot agree to an adjustment, Manager has the right to submit the determination to binding arbitration under section 14.2 of the Management Agreement, excluding the escalation process set forth in section 14.1, and continue obtaining all the CPGA Services and remaining CCPU services from Sprint Spectrum.  Manager will reimburse Sprint Spectrum for transition and continuing operation costs in accordance with Section 3.2.4.

Manager’s opt-out right described above is its sole remedy if Sprint Spectrum is not in compliance with the metrics; Sprint Spectrum’s non-compliance with the metrics does not constitute a breach of this agreement or any other agreement between the parties.

Manager has the right to propose to Sprint Spectrum that Manager self-provision or procure from a vendor some, but not all, of the Services.  Sprint Spectrum will discuss the proposal with Manager, but Manager can only self-provision or procure from a vendor some of the Services if Sprint Spectrum agrees.

Manager will begin paying Sprint Spectrum under the CCPU and CPGA amounts that Sprint Spectrum presents for discussion at the beginning of the new pricing period until the date on which the parties agree or until the arbitrator determines the new CCPU and CPGA amounts, whichever occurs first.  Within 30 days after the amounts are determined (either by agreement or by arbitration), Sprint PCS will recalculate the fees from the beginning of the new pricing period and give notice to Manager of what the fees are and the amount of any adjusting payments required.  If Sprint PCS owes Manager a refund of fees already paid, Sprint PCS may pay the amount to Manager or Sprint PCS, in its sole discretion, may credit the amount of the refund against any amounts Manager then owes to Sprint PCS.  If Sprint PCS chooses to pay the refund, it will make the payment at the time it sends the notice to Manager; If Sprint PCS chooses to credit the refund, it will in the notice indicate the amounts owing to which the credit will be applied.  If Manager owes Sprint PCS additional fees Manager will pay those fees to Sprint PCS within 10 days after receipt of the notice.

3.2.3  Sprint Spectrum First Right of Refusal.  Manager must give Sprint Spectrum written notice of Manager’s decision to procure the Services from a third party vendor the Services at least 120 days before the end of the Initial Pricing Period or any subsequent three-year pricing period and provide the third party vendor terms to Sprint Spectrum.  Sprint Spectrum will have 30 days from the date it receives the third party vendor’s terms to decide if it will provide those Services to Manager under those terms.

Manager must agree to receive the Services from Sprint Spectrum if Sprint Spectrum gives notice to Manager that it will provide the Services to Manager on the third party vendor terms.  If Sprint Spectrum does not exercise its first right of refusal, Manager must sign the agreement with the third party vendor on the same terms and conditions as presented to Sprint Spectrum within 10 Business Days after Sprint Spectrum notifies Manager of its decision not to exercise the first right of refusal or the expiration of the 30-day period, whichever occurs first.  The procedure set forth in this section 3.2.3 will begin again if Manager does not sign the agreement with the third party vendor as required in the preceding sentence.

3.2.4  Transition and Continuing Operating Costs.  Sprint Spectrum will cooperate with Manager and work diligently and in good faith to implement the transition to another service provider (including Manager, if applicable), in a reasonably efficient and expeditious manner.

Manager will pay for all reasonable out-of-pocket costs that Sprint Spectrum and its Related Parties actually incur to (i) transfer any Service(s) provided to Manager to a third party vendor or to enable Manager to self-provide any Service(s), and (ii) operate and maintain systems, processes, licenses and equipment to support those Services.  Sprint Spectrum will bill Manager monthly for these costs.

3.2.5    Settled-Separately Manager Expenses.    Manager will pay to or reimburse Sprint Spectrum for any amounts that Sprint Spectrum or its Related Parties pays for Settled-Separately Manager Expenses.  “Settled-Separately Manager Expenses” means those items the parties choose to settle separately between themselves (e.g. accessory margins, reciprocal retail store cost recovery) that are listed in sections C and D of Schedule 2.1.1.

Sprint Spectrum will give Manager at least 60 days’ prior written notice by providing an amended Schedule 2.1.1 to Manager in accordance with the provisions of section 9.1 of any additional Services added to sections C and D of Schedule 2.1.1, but no additional service may be added to the extent it is the same as, or functionally equivalent to, either:

(a)                                  any service that Sprint Spectrum or any of its Related Parties currently provides to Manager as a CCPU Service or a CPGA Service (unless the fees payable by Manager to Sprint Spectrum hereunder are correspondingly reduced) or

(b)                                 any service or benefit that Manager currently receives from Sprint Spectrum or its Related Parties but for which Manager does not pay a separate fee before the Effective Date.

For each Settled-Separately Manager Expense, Sprint Spectrum will provide sufficient detail to enable Manager to determine how the expense was calculated, including the unit of measurement (e.g., per subscriber per month or per call) and the record of the occurrences generating the expense (e.g., the number of calls attributable to the expense).  If an expense is not reasonably subject to occurrence level detail, Sprint Spectrum will provide reasonable detail on the process used to calculate the fee and the process must be reasonable.  A detail or process is reasonable if it is substantially in the form as is customarily used in the wireless industry.  The Settled-Separately Manager Expenses will be paid as set forth in section 10 of the Management Agreement.  Sprint Spectrum and its Related Parties may arrange for Manager to pay any of the Settled-Separately Manager Expenses directly to the vendor after giving Manager reasonable notice.

Unless Manager specifically agrees otherwise, any Settled-Separately Manager Expense that Sprint Spectrum or any of its Related Parties is entitled to charge or pass through to Manager under this agreement or the Management Agreement will reflect solely out-of-pocket costs and expenses that Sprint Spectrum or its Related Parties actually incur, will be usage-based or directly related to revenue-generating products and services, and will not include any allocation of Sprint PCS’ or its Related Parties’ internal costs or expenses (including, but not limited to, allocations of general and administrative expenses or allocations of employee compensation or related expenses).  For clarity, Sprint Spectrum’s or its Related Parties’ out-of-pocket costs for handset and accessory inventory consist of actual inventory invoice costs less any volume incentive rebates and price protection credits that Sprint Spectrum or its Related Parties receive from a vendor.

3.3                               Late Payments.    Any payment due under this section 3 that Manager fails to pay to Sprint Spectrum in accordance with this agreement will bear interest at the Default Rate beginning (and including) the 6th day after the due date stated on the invoice until (and including) the date on which the payment is made.

3.4                               Taxes.    Manager will pay or reimburse Sprint Spectrum for any sales, use, gross receipts or similar tax, administrative fee, telecommunications fee or surcharge for taxes or fees that a governmental authority levies on the fees and charges that Manager pays to Sprint Spectrum or a Related Party.

Schedule of Definitions

3.                                      Deleted Definitions [NEW].  The definitions of “Sprint PCS CCPU” and “Sprint PCS CPGA” are deleted.

C.                                    Other Provisions.

1.                                       Manager and Sprint PCS’ Representations.    Manager and Sprint PCS each represents and warrants that its respective execution, delivery and performance of its obligations described in this Addendum have been duly authorized by proper action of its governing body and do not and will not violate any material agreements to which it is a party.  Each of Manager and Sprint PCS also represents and warrants that there are no legal or other claims, actions, counterclaims, proceedings or suits, at law or in arbitration or equity, pending or, to its knowledge, threatened against it, its Related Parties, officers or directors that question or may affect the validity of this Addendum, the execution and performance of the transactions contemplated by this Addendum or that party’s right or obligation to consummate the transactions contemplated by this Addendum.

2.                                       Reaffirmation of Sprint Agreements and Schedules.    Each of the undersigned reaffirms in their entirety the Management Agreement, the Services Agreement, the Trademark License Agreements and the Schedule of Definitions, together with their respective rights and obligations under those agreements and schedules.

3.                                       Counterparts.    This Addendum may be executed in one or more counterparts, including facsimile counterparts, and each counterpart will have the same force and effect as an original instrument as if the parties to the aggregate counterparts had signed the same instrument.

[The remainder of this page is left blank intentionally.]

The parties have caused this Addendum IX to be executed as of the date first above written.

SPRINT SPECTRUM L.P.

By:
Name:
Title:

WIRELESSCO, L.P.

By:
Name:
Title:

SPRINT TELEPHONY PCS, L.P.

By:
Name:
Title:

SPRINT PCS LICENSE, L.L.C.

By:
Name:
Title:

SPRINT COMMUNICATIONS COMPANY L.P.

By:
Thomas E. Murphy
Senior Vice President – Communications and Brand Management

UBIQUITEL OPERATING COMPANY

By:
Dean E. Russell
Chief Operating Officer

Schedule 2.1.1

-SECTION A-

Presently Offered CCPU Services

3G Fees

A/P Backhaul/Facility Disputes

Affiliate Utilities

ATM Soft Hand Off

Bank Fees

BI Performance Services – Initiation

BI Performance Services – Maintenance

Bid Cost

Billing

Check Free

Clarify Maintenance Fee

CO Usage

Collection Agency Fees

Conferences

Costs associated with rollout of new products and services

Credit Card Processing/Fees

Customer Care

Customer Solutions – Mature Life

Directory Assistance

DS3

E - Commerce PT

Enhanced Voicemail

Entrance Facility Expenses (Includes Terminating/Trunking Charge)

Ford Revenue

Ford Telematics

Gift Card Payable

Gift Card Receivable

Hal Riney Ad Kit

High Speed Remote Access Server

ICS Clearing House Costs (Includes Illuminet, Roaming Clearing House, and TSI)

IMT Charges

Interconnection

Inter-Machine Trunk

IT (Includes E-Commerce)

LD Verification

LIDB / CNAM

Local Loop, COC, ACF, IXC, etc. (National Platform Expense – Local Loop Cost, Central Office Connection (COC), access Coordination Fee (ACF), Co-Location Charges, and Inter Exchange Carrier (IXC) Charges)

Lockbox 261

MCI Disconnect Adjusted

National Platform – COA

National Platform Disputes

National Platform (2G) (Includes Voice Activated Dialing)

National Platform Component
FCAPS (Fault, Configuration, Accounting, Performance, Security)
Capital Projects
Expense Projects
Circuit Expense
CLOH
Labor
Forecasts

IN (Intelligent Network)
Capital Expense
Expense Projects
Circuit Expense
CLOH
Labor
Forecasts

OSSN
Capital Expense
Expense Projects
Circuit Expense
CLOH
Labor
Forecasts

3G
Capital Projects
Expense Projects
Circuit Expense
CLOH
Labor
Forecasts

Operator Service
Vendor Fee

Wireless Web
Capital Projects
Expense Projects
Circuit Expense
CLOH
Labor
Forecasts

Messaging
Capital Projects
Expense Projects
Circuit Expense
CLOH
Labor
Forecasts

VAD
Capital Projects
Expense Projects
Circuit Expense
CLOH
Labor
Forecasts

Voice Mail
Capital
Expense Projects
Circuit Expense
CLOH
Labor
Forecasts

Software Maintenance
Openwave
Hewlett Packard
Comverse
Marconi
Lucent
Commworks
Four Corners
Other Vendors (39)

Northwest Frequent Flyer

Premium Vision Services

PreNet

Pricing

Pro Text Messaging Plan

Ringers & More (Includes SBF and PT fees)

Roadside Rescue

Sprint Synch Services

Telecheck Charge

Telematics

Text Messaging Plan

TSC Usage

Type 1 Affiliate Long Distance

Voice Command Web

Wireless Web

-SECTION B-

Presently Offered CPGA Services

500 Minute Promotion Credit

Activations – Customer Solutions

Activations – E-Commerce (Includes On Line (Web) Activations)

Activations – Telesales

Credit Check Fee

Customer Solutions – Early Life

Demo Phones

EarthLink

Hal Riney Service

Handset Logistics

Handset Obsolescence Fee and Carrying Costs

Local/Indirect Commission

Marketing Collateral Destruction

NAM/CAM

One Sprint Telesales

PGA Expenses

PLS Commission

SmartWorks Printing

-SECTION C-

Presently Offered CCPU Services - Activity Settled Separately

Affiliate Project Authorizations

Long Distance

E911 Phase I Revenue

Microwave Clearing

Roaming

Software Fees

Sprint Local Telephone Usage

Taxes Paid on Behalf of Type III Affiliates

Tower Lease

Travel Revenue and Expense

Upgrade Commission – 2 Step Channel

Vendor Usage-Based Charges on New Products

Wholesale Revenue and Expense

-SECTION D-

Presently Offered CPGA Services -Activity Settled Separately

3G Device Logistics Fee

3rd Party Spiffs

Accessory Margin

Commissions – National 3rd Party

Commissions – Other 3rd Party

Coop Advertising – Local 3rd Party

Coop Advertising – National 3rd Party

Handset returns

Handset subsidies

Handsets

Marketing Collateral (excluding destruction)

Meeting Competition Fund

RadioShack Promos (Includes RadioShack Golden Quarter, Jumpstart, Relaunch, Sprint to Vegas, and Break the Bank)

Rebate Administrative Expense

Rebates

Reciprocal Retail Store Cost Recovery

Sprint LDD Commission

Third Party Promotions

Upgrade Commission – RadioShack